EXHIBIT 23.7


CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Cendant Corporation (formerly "CUC International Inc.") of our report dated February 2, 1996, relating to the consolidated financial statements of Ideon Group, Inc., which appears in the Annual Report on Form 10-K of CUC International Inc. for the year ended January 31, 1997.



/s/ PRICE WATERHOUSE LLP

PRICE WATERHOUSE LLP
Tampa, Florida
January 28, 1998